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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                  New York                                        11-2418067
  (STATE OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER
                                                               IDENTIFICATION NO.)

           388 Greenwich Street
            New York, New York                                      10013
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)
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
If this form relates to the registration of a                If this form relates to the registration of a
class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                  General Instruction A.(d), please check the
following box.          [X]                                  following box.         [ ]
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
Securities Act registration statement file number to which this form relates:     333-106272
                                                                                (IF APPLICABLE)
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Securities to be registered pursuant to Section 12(b) of the Act:

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
                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
Select EQUity Indexed NoteS(SM) based upon the common stock                    American Stock Exchange
of Applied Materials, Inc. due 2006
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder (the "SEQUINS"), reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the SEQUINS" and "Description of the SEQUINS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-20, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated December 17, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

         99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteS(SM) based upon the common stock of Applied Materials, Inc. due 2006, Subject to Completion, dated December 17, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated December 19, 2003.

         99 (C). Form of Note.

         99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to
Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

         Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Citigroup Global Markets Holdings Inc.
                                                        (REGISTRANT)

Date:  January 23, 2004                   By:  /s/ Mark I. Kleinman
                                               --------------------------------
                                               Name:   Mark I. Kleinman
                                               Title:  Executive Vice President
                                                       and Treasurer

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                                INDEX TO EXHIBITS

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         Exhibit No.                                        Exhibit
         -----------                                        -------

         99 (A).
                                                    Prospectus dated June 30,
                                                    2003, incorporated by
                                                    reference to the
                                                    Registrant's filing under
                                                    Rule 424(b)(5) dated July 9,
                                                    2003.

         99 (B).                                    Preliminary Prospectus Supplement describing
                                                    the Select EQUity Indexed NoteS(SM) based upon
                                                    the common stock of Applied Materials, Inc.
                                                    due 2006, Subject to Completion, dated
                                                    December 17, 2003, incorporated by reference
                                                    to the Registrant's filing under Rule
                                                    424(b)(2) dated December 19, 2003.

         99 (C).                                    Form of Note.

         99 (D).                                    Senior Debt Indenture between Citigroup
                                                    Global Markets Holdings Inc. and The Bank of
                                                    New York, dated as of October 27, 1993,
                                                    incorporated by reference to Exhibit 3 to
                                                    the Registrant's Current Report on Form 8-K
                                                    dated October 27, 1993, as supplemented by a
                                                    First Supplemental Indenture, dated as of
                                                    November 28, 1997, incorporated by reference
                                                    to Exhibit 99.04 to the Registrant's Current
                                                    Report on Form 8-K dated December 9, 1997,
                                                    and a Second Supplemental Indenture, dated
                                                    as of July 1, 1999, incorporated by
                                                    reference to Exhibit 4(vv) to Post-Effective
                                                    Amendment No. 1 to Registration Statement
                                                    No. 333-38931.
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